Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-123085


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 17, 2005)

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                 $14,651,734,000
                            GE CAPITAL* INTERNOTES(R)
                DUE FROM 9 MONTHS TO 60 YEARS FROM DATE OF ISSUE

      We may offer to sell our GE Capital* InterNotes(R) from time to time. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

      We may offer the notes to or through agents for resale. The amount we expect to receive if all of the notes are sold to or through the agents is from $14,622,430,532 to $14,212,182,000, after paying agent discounts and commissions of between $29,303,468 and $439,552,020. We also may offer the notes directly. We have not set a date for termination of our offering.

      The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity without notice and at any time. Unless otherwise specified in the applicable pricing supplement, we do not intend to list the notes on any stock exchange.

                              --------------------

      INVESTING IN THE NOTES INVOLVES CERTAIN RISKS, INCLUDING THOSE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

                              --------------------

                       JOINT LEAD MANAGERS AND LEAD AGENTS

BANC OF AMERICA SECURITIES LLC                                     INCAPITAL LLC

                                     AGENTS

A.G. EDWARDS AND SONS, INC.                           CHARLES SCHWAB & CO., INC.
CITIGROUP                                            EDWARD D. JONES & CO., L.P.
MERRILL LYNCH & CO.                                               MORGAN STANLEY
UBS FINANCIAL SERVICES, INC.                                 WACHOVIA SECURITIES

                    Prospectus Supplement dated May 17, 2005

* GE Capital is a registered trademark of General Electric Company InterNotes(R) is a registered servicemark of Incapital Holdings LLC

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary ..................................................................  S-1
Risk Factors .............................................................  S-4
Where You Can Get More Information on GECC ...............................  S-5
The Company ..............................................................  S-6
Description of Notes .....................................................  S-7
Registration and Settlement ..............................................  S-13
United States Federal Income Tax Considerations ..........................  S-16
Employee Retirement Income Security Act ..................................  S-18
Plan of Distribution .....................................................  S-18
Legal Opinions ...........................................................  S-20


                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
About This Prospectus ....................................................     2
Where You Can Get More Information on GECC ...............................     2
The Company ..............................................................     4
Use of Proceeds ..........................................................     4
Plan of Distribution .....................................................     5
Securities Offered .......................................................     7
Description of Debt Securities ...........................................     7
Description of Warrants ..................................................    14
Description of the Preferred Stock .......................................    15
Description of Support Obligations and Interests Therein .................    19
Legal Opinions ...........................................................    23
Experts ..................................................................    23

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES OR SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT, AS WELL AS INFORMATION FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THESE DOCUMENTS, IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THEN.

     UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO "WE," "US," "OUR" AND "GECC" ARE TO GENERAL ELECTRIC CAPITAL CORPORATION.

                                     SUMMARY

     THIS SECTION SUMMARIZES THE LEGAL AND FINANCIAL TERMS OF THE NOTES THAT ARE DESCRIBED IN MORE DETAIL IN "DESCRIPTION OF NOTES" BEGINNING ON PAGE S-7. FINAL TERMS OF ANY PARTICULAR NOTES WILL BE DETERMINED AT THE TIME OF SALE AND WILL BE CONTAINED IN THE PRICING SUPPLEMENT RELATING TO THOSE NOTES. THE TERMS IN THAT PRICING SUPPLEMENT MAY VARY FROM AND SUPERSEDE THE TERMS CONTAINED IN THIS SUMMARY AND IN "DESCRIPTION OF NOTES." IN ADDITION, YOU SHOULD READ THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN THAT PRICING SUPPLEMENT.

Issuer ...................... General Electric Capital Corporation

Purchasing Agent ............ Incapital LLC

Joint Lead Managers and
Lead Agents ................. Banc of America Securities LLC and Incapital LLC

Agents ...................... A.G. Edwards & Sons, Inc.
                              Charles Schwab & Co., Inc.
                              Citigroup Global Markets Inc.
                              Edward D. Jones & Co., L.P.
                              Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated
                              UBS Financial Services, Inc.
                              Wachovia Securities, LLC

Title of Notes .............. GE Capital* InterNotes(R)

Amount ...................... We may issue up to $14,651,734,000 of notes under this Prospectus Supplement. Additional notes may be issued in the future without the consent of note holders. The notes will not contain any limitations on our ability to issue additional indebtedness in the form of these notes or otherwise.

Denominations ............... The notes will be issued and sold in denominations of $1,000 and multiples of $1,000 (unless otherwise stated in the pricing supplement).

Status ...................... The notes will be our direct unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

Maturities .................. Each note will mature nine months or more from its date of original issuance.

Interest .................... Each note will bear interest from its date of original issuance at a fixed rate per year.

                              Interest on each note will be payable either monthly, quarterly, semiannually or annually on each interest payment date and on the stated maturity date. Interest also will be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

                              Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Principal ................... The principal amount of each note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment .... Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option or be repayable at the option of the holder prior to its stated maturity date. The notes will not be subject to any sinking fund.

Survivor's Option ........... Specific notes may contain a provision permitting the optional repayment of those notes prior to stated maturity, if requested by the authorized representative of the beneficial owner of those notes, following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a "Survivor's Option." Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor's Option. The right to exercise the Survivor's Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of a note in any calendar year. Additional details on the Survivor's Option are described in the section entitled "Description of Notes--Survivor's Option" on page S-10.

Sale and Clearance .......... We will sell notes in the United States only.
                              Notes will be issued in book-entry only form and will clear through The Depository Trust Company. We do not intend to issue notes in certificated form.

Trustee ..................... The trustee for the notes is JPMorgan Chase Bank,
                              N.A., under an indenture dated as of February 27, 1997, as supplemented.

Selling Group ............... The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the Purchasing Agent, have entered into a Selling Agent Agreement with us dated November 22, 2002, as amended. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@incapital.com for a list of selling group members.

                                  RISK FACTORS

     YOUR INVESTMENT IN THE NOTES WILL INVOLVE CERTAIN RISKS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL OF THOSE RISKS.

     IN ADDITION TO THE INFORMATION RELATING TO THE BUSINESSES OF GECC, WHICH IS INCORPORATED BY REFERENCE IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD, IN CONSULTATION WITH YOUR OWN FINANCIAL AND LEGAL ADVISORS, CAREFULLY CONSIDER THE FOLLOWING DISCUSSION OF RISKS BEFORE DECIDING WHETHER AN INVESTMENT IN THE NOTES IS SUITABLE FOR YOU. THE NOTES WILL NOT BE AN APPROPRIATE INVESTMENT FOR YOU IF YOU ARE NOT KNOWLEDGEABLE ABOUT SIGNIFICANT FEATURES OF THE NOTES OR FINANCIAL MATTERS IN GENERAL. YOU SHOULD NOT PURCHASE THE NOTES UNLESS YOU UNDERSTAND, AND KNOW THAT YOU CAN BEAR, THESE INVESTMENT RISKS.

THE MARKET VALUE OF THE NOTES MAY BE AFFECTED BY FACTORS IN ADDITION TO CREDIT RATINGS.

      The credit ratings assigned to the notes reflect the rating agencies' opinion of our ability to make payments on the notes when such payments are due. However, the ratings do not take into account fluctuations in the market value of the notes as a result of changes in prevailing interest rates or other factors.

WE MAY CHOOSE TO REDEEM NOTES WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW.

     If your notes will be redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

SURVIVOR'S OPTION MAY BE LIMITED IN AMOUNT.

     We will have a discretionary right to limit the aggregate principal amount of notes subject to the Survivor's Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the outstanding principal amount of all the notes of this series outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes subject to the Survivor's Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor's Option for the desired amount will be permitted in any single calendar year.

WE CANNOT ASSURE THAT A TRADING MARKET FOR YOUR NOTES WILL EVER DEVELOP OR BE MAINTAINED.

     In evaluating the notes, you should assume that you will be holding the notes until their stated maturity. The notes are a new issue of securities. We cannot assure you that a trading market for your notes will ever develop, be liquid or be maintained. Many factors independent of our creditworthiness affect any trading market for and market value of your notes. Those factors include, without limitation:

     o  the method of calculating the principal and interest for the notes;

     o  the time remaining to the stated maturity of the notes;

     o  the outstanding amount of the notes;

     o  the redemption or repayment features of the notes; and

     o  the level, direction and volatility of interest rates generally.

     There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

                             WHERE YOU CAN GET MORE
                               INFORMATION ON GECC

       GECC files annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's Web site at http://www.sec.gov.

       The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all the securities that may be offered by this prospectus supplement and the accompanying prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K:

       (i) GECC's Annual Report on Form 10-K, as amended by amendment No. 1 on Form 10-K/A, for the year ended December 31, 2004;

       (ii) GECC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

       (iii)  GECC's Current Report on Form 8-K filed on May 6, 2005.

       You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                   THE COMPANY

       General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. As of July 2001, General Electric Capital Corporation completed its reincorporation as a Delaware corporation. All of our outstanding common stock is owned by General Electric Capital Services, Inc. ("GE Capital Services") formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Financing and services offered by us are diversified, a significant change from the original business of GECC, that is, financing distribution and sale of consumer and other GE Company products. GE Company manufactures few of the products financed by us.

       We operate in four separate financial services businesses: GE Commercial Finance, GE Consumer Finance, GE Insurance and GE Equipment and Other Services. Our operations are subject to a variety of regulations in their respective jurisdictions.

       We offer our services primarily throughout the United States, Canada, Europe and the Pacific Basin. Our principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number (203) 357-4000). At December 31, 2004, our employment totaled approximately 76,300.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             YEAR ENDED DECEMBER 31,

                                                                   THREE MONTHS
            2001           2002          2003          2004            ENDED
2000     (RESTATED)     (RESTATED)    (RESTATED)    (RESTATED)    MARCH 31, 2005
-----       -----          -----         -----         -----         ---------
1.52        1.73           1.66          1.86          1.89            1.74


        CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      AND PREFERRED STOCK DIVIDENDS

                               YEAR ENDED DECEMBER 31,

                                                                   THREE MONTHS
            2001           2002          2003          2004            ENDED
2000     (RESTATED)     (RESTATED)    (RESTATED)    (RESTATED)    MARCH 31, 2005
-----       -----          -----         -----         -----         ---------
1.50        1.71           1.65          1.85          1.88            1.73

       For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                              DESCRIPTION OF NOTES

       THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES BEING OFFERED SUPPLEMENTS AND, TO THE EXTENT INCONSISTENT WITH OR TO THE EXTENT OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT, REPLACES THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH UNDER THE HEADINGS "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS. UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT, THE NOTES WILL HAVE THE TERMS DESCRIBED BELOW. CAPITALIZED TERMS USED BUT NOT DEFINED BELOW HAVE THE MEANINGS GIVEN TO THEM IN THE ACCOMPANYING PROSPECTUS AND IN THE INDENTURE RELATING TO THE NOTES.

       The notes being offered by this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will be issued under an Amended and Restated Indenture between us and JPMorgan Chase Bank, N.A., as successor trustee (the "trustee"), dated as of February 27, 1997, as supplemented by a First Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001 and a Third Supplemental Indenture dated as of November 22, 2002 (collectively, the "indenture"). The indenture is more fully described in the accompanying prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. The notes constitute a single series of debt securities for purposes of the indenture and are limited to an aggregate principal amount of up to $20,000,000,000. We have issued $5,348,266,000 of these Notes as of May 17, 2005; therefore the amount of additional Notes of this series that we may offer with this Prospectus Supplement is $14,651,734,000. We may increase the foregoing limit, however, without the consent of any holders of the notes, by appropriate corporate action if in the future we wish to sell additional notes.

       Notes issued in accordance with this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will have the following general characteristics:

       o the notes will be our direct unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding;

       o the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least nine months from its date of original issuance;

       o each note will bear interest from its date of original issuance at a fixed rate per year;

       o  the notes will not be subject to any sinking fund; and

       o the minimum denomination of the notes will be $1,000 (unless otherwise stated in the pricing supplement).

       In addition, the pricing supplement relating to each offering of notes will describe specific terms of the notes, including:

       o the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

       o  the date on which the notes will be issued to the public;

       o  the stated maturity date of the notes;

       o  the rate per year at which the notes will bear interest;

       o  the interest payment frequency;

       o the purchase price, Purchasing Agent's discount and net proceeds to us;

       o whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under "--Survivor's Option" on page S-10;

       o if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment; and

       o any other significant terms of the notes not inconsistent with the provisions of the indenture.

       We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

PAYMENT OF PRINCIPAL AND INTEREST

       Payment of principal of and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company (referred to as "DTC") and its participants as described under "Registration and Settlement--The Depository Trust Company" on page S-13. Payments in respect of any notes in certificated form will be made as described under "Registration and Settlement--Registration, Transfer and Payment of Certificated Notes" on page S-15.

       Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note's stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note's stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

       We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

INTEREST AND INTEREST RATES

       Each note will accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate per year payable monthly, quarterly, semi-annually or annually. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, date of earlier redemption or repayment or interest payment date for any note is not a business day, principal and interest for that note will be paid on the next business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

PAYMENT OF INTEREST

Interest on the notes will be paid as follows:

INTEREST PAYMENT FREQUENCY    INTEREST PAYMENT DATES

Monthly ..................... Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly ................... Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually ............... Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually .................... Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

       The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs (whether or not a business day), except that the regular record date for interest due on any note's stated maturity date or date of earlier redemption or repayment will be that particular date.

       Interest on a note will generally be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date. However, if the date of original issuance of a note is between a regular record date and the corresponding interest payment date, the first interest payment will be made on the next succeeding interest payment date. Unless the applicable pricing supplement specifies otherwise, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

       "Business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.


REDEMPTION AND REPAYMENT

       Unless we otherwise provide in the applicable pricing supplement, a note will not be redeemable or repayable prior to its stated maturity date.

       If the pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem those notes at our option either in whole or from time to time in part, upon not less than 30 nor more than 60 days' written notice to the holder of those notes.

       If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled "Option to Elect Repayment." Exercise of the repayment option by the holder of a note is irrevocable. In addition, we will not permit you to exercise the repayment option except in principal amounts of $1,000 and multiples of $1,000.

       Since the notes will be represented by a global note, DTC or its nominee will be treated as the holder of the notes; therefore DTC or its nominee will be the only entity that receives notices of redemption of notes from us, in the case of our redemption of notes, and will be the only entity that can exercise the right to repayment of notes, in the case of optional repayment. See "Registration and Settlement" on page S-13.

       To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

       The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

       We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder's duly authorized representative through exercise of the Survivor's Option described below. If we purchase the notes in this manner, we have the discretion to either hold, resell or surrender the notes to the trustee for cancellation.

SURVIVOR'S OPTION

       The "Survivor's Option" is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor's Option applies to those notes.

       If a note is entitled to a Survivor's Option, upon the valid exercise of the Survivor's Option and the proper tender of that note for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's interest in that note plus unpaid interest accrued to the date of repayment.

       To be valid, the Survivor's Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

       The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interest in the note.

       The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor's Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of the trustee and us. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

       We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor's Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all of the notes of this series outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor's Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor's Option except in principal amounts of $1,000 and multiples of $1,000.

       An otherwise valid election to exercise the Survivor's Option may not be withdrawn. Each election to exercise the Survivor's Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor's Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor's Option is not accepted, the trustee will deliver a notice by first-class mail to the authorized representative of the deceased beneficial owner that states the reason that note has not been accepted for repayment.

       With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor's Option for such notes. To obtain repayment pursuant to exercise of the Survivor's Option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

       o a written instruction to such broker or other entity to notify DTC of the authorized representative's desire to obtain repayment pursuant to exercise of the Survivor's Option;

       o appropriate evidence satisfactory to the trustee and us (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

       o if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the trustee and us from the nominee attesting to the deceased's beneficial ownership of such note;

       o a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the

          National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

       o  if applicable, a properly executed assignment or endorsement;

       o tax waivers and any other instruments or documents that the trustee and we reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant's entitlement to payment; and

       o any additional information the trustee or we reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

       In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

       We retain the right to limit the aggregate principal amount of notes as to which exercises of the Survivor's Option applicable to the notes will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor's Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

       The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See "Registration and Settlement" on page S-13.

       If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

                           REGISTRATION AND SETTLEMENT

THE DEPOSITORY TRUST COMPANY

       All of the notes we offer will be issued in book-entry only form. This means that we will not issue certificates for notes, except in the limited case described below. Instead, we will issue global notes in registered form. Each global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.

       Beneficial interests in a global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants' books acting on behalf of beneficial owners.

       So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

       Each global note representing notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes or we become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case we fail to appoint a successor to DTC within 90 calendar days or (2) we determine at any time that the notes shall no longer be represented by global notes, in which case we will inform DTC of such determination, who will, in turn, notify participants of their right to withdraw their notes from DTC. Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global note representing the notes.

       The following is based on information furnished by DTC:

       DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the notes. If, however, the aggregate principal amount of the notes exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such note.

       DTC, the world's largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC's direct participants deposit with DTC.

       DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

       Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

       To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

       Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

       Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

       We will pay principal and or interest payments on the notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records upon DTC's receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

       We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

       A beneficial owner, or its authorized representative, shall give notice to elect to have its notes repaid by us, through its direct or indirect participant, to the trustee, and shall effect delivery of such notes by causing the direct participant to transfer that participant's interest in the global note representing such notes, on DTC's records, to the trustee. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing such notes are transferred by the direct participants on DTC's records.

       DTC may discontinue providing its services as securities depository for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

       The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but neither we, the Purchasing Agent nor any agent takes any responsibility for its accuracy.

REGISTRATION, TRANSFER AND PAYMENT OF CERTIFICATED NOTES

       If we ever issue notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have initially designated JPMorgan Chase Bank, N.A., to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any notes at any time.

       We will not be required to: (1) issue, register the transfer of or exchange any note to be redeemed for a period of 15 calendar days preceding the first publication of the relevant notice of redemption, or if registered notes are outstanding and there is no publication, the mailing of the relevant notice of redemption; (2) exchange or register the transfer of any note that was selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part; (3) exchange any unregistered notes selected for redemption except that such unregistered notes may be exchanged for registered notes of like tenor, provided that such registered notes shall be simultaneously surrendered for redemption; or (4) register the transfer of or exchange any notes surrendered for optional repayment, in whole or in part.

       We will pay principal of and interest on any certificated notes at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.


                    UNITED STATES FEDERAL TAX CONSIDERATIONS

       The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes. Except as discussed under "Non-U.S. Holders" and "Information Reporting and Backup Withholding", the discussion generally applies to you only if you are an individual who is a citizen or resident of the United States that is a cash basis taxpayer (a "U.S. holder"). This summary deals only with U.S. holders that hold notes as capital assets and purchase notes as part of the initial distribution at their issue price. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a person that: (i) is not an individual; (ii) uses the accrual method of tax accounting; (iii) elects mark to market treatment; (iv) holds notes as a hedge or as a position in a "straddle," conversion or other integrated transaction; (v) is a former citizen or resident; or (vi) has a "functional currency" other than the U.S. dollar.

       This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

       You should consult your tax adviser about the tax consequences of purchasing, holding or disposing of notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

PAYMENTS OF INTEREST

       Payments of interest on a note will be taxable to you as ordinary interest income at the time that you receive such amounts.

       Notes that pay interest annually that are issued between a regular record date and the corresponding interest payment date will have an initial payment period that is longer than one year. Such notes will have original issue discount for U.S. federal income tax purposes. Additional tax considerations relating to any such notes, or any other notes that have original issue discount, will be set forth in the applicable pricing supplement.

SALE AND RETIREMENT OF NOTES

       When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued interest, which will be taxable to you as ordinary interest income) and your tax basis in the note. Your tax basis in a note generally will equal the cost of the note to you.

       Except as discussed below with respect to short-term notes, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by you generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

SHORT-TERM NOTES

       Special U.S. federal income tax rules will apply to notes with maturities of one year or less ("short-term notes"). Those rules provide that payments on a short term note give rise to "original issue discount" that generally is not required to be included in income prior to the maturity or disposition of a short-term note. Thus, if a short-term note provides for a single interest payment at maturity, you will be required to include that payment as ordinary income upon maturity of the note. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of a short-term note as ordinary income to the extent such gain does not exceed the interest accrued during the period you held the note. The treatment of interest payments received on a short-term note prior to maturity is not entirely clear under these special rules, however, and it is possible that you would be required to include such payments as ordinary income at the time received rather than upon a subsequent disposition of the note.

       You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the note matures or upon an earlier disposition in a taxable transaction. However, you may elect to accrue interest in gross income on a current basis and avoid the limitation on the deductibility of interest described above.

NON-U.S. HOLDERS

       If you are a non-resident alien individual or a foreign corporation (a "non-U.S. holder"), the interest income that you derive in respect of the notes generally will be exempt from United States federal withholding tax. This exemption will apply to you provided that

       o you do not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and you are not a controlled foreign corporation that is related, directly or indirectly to us through stock ownership, and

       o the beneficial owner provides a statement (generally, an Internal Revenue Service Form W-8BEN) signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. person in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. person).

       If you are a non-U.S. holder, any gain you realize on a sale, exchange or other disposition of notes generally will be exempt from United States federal income tax, including withholding tax. This exemption will not apply to you if your gain is effectively connected with your conduct of a trade or business in the United States or you are an individual holder and are present in the United States for 183 days or more in the taxable year of the disposition and either your gain is attributable to an office or other fixed place of business that you maintain in the United States or you have a tax home in the United States.

       U.S. federal estate tax will not apply to a note held by you if at the time of death you were not a citizen or resident of the United States, you did not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and payments of interest on the note would not have been effectively connected with the conduct by you of a trade or business in the United States.

       For purposes of applying the rules set forth under this heading "Non-U.S. Holders" to a note held by an entity that is treated as fiscally transparent (for example, a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

INFORMATION REPORTING AND BACKUP WITHHOLDING

       The paying agent must file information returns with the Internal Revenue Service in connection with payments made on the notes to certain U.S. holders. If you are a U.S. holder, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are a non-U.S. holder, you may have to comply with certification procedures to establish your non-U.S. status in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim the exemption from withholding tax on interest income described above will satisfy these requirements. The amount of any backup withholding from a payment to a holder may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.


                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

       A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account or a Keogh plan) proposing to invest in the notes should consider this section carefully.

       A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as "ERISA") should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should consider whether the investment is in accordance with the documents and instruments governing the plan.

       In addition, ERISA and the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions (referred to as "prohibited transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (referred to as an "ERISA plan"), on the one hand, and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA plan, then the investment in notes by the ERISA plan may give rise to a prohibited transaction. Governmental employee benefit plans may be subject to transaction or investment prohibitions or limitations under the rules applicable to such plans.

       By purchasing and holding the notes, the person making the decision to invest on behalf of (or with plan assets of) an ERISA plan or a governmental employee benefit plan is representing that the purchase and holding of the notes will not result in a prohibited transaction under ERISA or the Code or other transaction or investment prohibitions or limitations under rules applicable to the plan. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring securities on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. If an ERISA plan engages in a prohibited transaction, the transaction may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

       If you are the fiduciary of an ERISA plan, governmental plan or an insurance company or other party that is providing investment advice or other features to such a plan, and you propose to invest in the notes with the assets of the plan, you should consult your own legal counsel for further guidance. Each investor bears sole responsibility for ensuring that their purchase and holding of the notes complies with ERISA, the Code and any similar roles applicable to the investor.


                              PLAN OF DISTRIBUTION

       Under the terms of a Selling Agent Agreement dated November 22, 2002, as amended, the notes will be offered from time to time by us to the Purchasing Agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the Purchasing Agent, are parties to the Selling Agent Agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. We also may appoint additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The Purchasing Agent will purchase the notes at a discount ranging from 0.2% to 3.0% of the non-discounted price for each note sold. However, we also may sell the notes to the Purchasing Agent at a discount greater than or less than the range specified above. The discount at which we sell the notes to the Purchasing Agent will be set forth in the applicable pricing supplement. The Purchasing Agent also may sell notes to dealers at a concession not in excess of the discount it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. We will disclose any particular arrangements in the applicable pricing supplement.

       Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes, the public offering price (in the case of notes to be resold at a fixed public offering price), discount and concession may be changed.

       We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

       Each agent, including the Purchasing Agent, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.

       No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in same-day funds. See "Registration and Settlement" on page S-13.

       In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

       We may offer certain of these notes to entities, including statutory or common law trusts, that are not affiliated with us and that offer pass-through or similar securities to investors, in public offerings that will occur at or around the same time as the offering of the notes. We will utilize the services of one or more broker-dealers as our agents in the offerings of notes to these entities. These broker-dealers will be considered statutory underwriters, within the meaning of the Securities Act of 1933, with respect to the notes offered to those entities.

       The agents or dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.


                                 LEGAL OPINIONS

       Alan M. Green, our General Counsel, Corporate Treasury, will issue an opinion about the legality of the notes for us. Davis Polk & Wardwell, New York, New York will issue an opinion for the agents. Cleary, Gottlieb, Steen & Hamilton, New York, New York will issue an opinion regarding the "United States Tax Considerations" section of this prospectus supplement. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of General Electric Company's common stock.

PROSPECTUS

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES
                                PREFERRED STOCK
                       GUARANTEES, LETTERS OF CREDIT AND
                            PROMISSORY NOTES OR LOAN
                                  OBLIGATIONS,
                           INCLUDING INTERESTS THEREIN

General Electric Capital Corporation may offer from time to time:

o  unsecured debt securities;

o  warrants to purchase any of the debt securities;

o variable cumulative preferred stock, par value $100 per share, which may be issued in the form of depositary shares evidenced by depositary receipts;

o preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts; and

o unsecured guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including in each case interests therein.

       WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                              --------------------

       THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  BY THE  SEC  OR  ANY  STATE
SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

May 17, 2005

                             ABOUT THIS PROSPECTUS

       This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a U.S. dollar amount that does not exceed the amount registered. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Get More Information on GECC."

       This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.

       YOU SHOULD READ BOTH THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED BELOW UNDER THE HEADING "WHERE YOU CAN GET MORE INFORMATION ON GECC." YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

       REFERENCES IN THIS PROSPECTUS TO "GECC", "WE", "US" AND "OUR" ARE TO GENERAL ELECTRIC CAPITAL CORPORATION.

                              --------------------

                             WHERE YOU CAN GET MORE
                              INFORMATION ON GECC

       GECC files annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's Web site at http://www.sec.gov.

       The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all the securities that may be offered by this prospectus (including, without limitation, filings made after the date of this Amendment No. 1 and before the effectiveness of the registration statement); provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K:

       (i) GECC's Annual Report on Form 10-K, as amended by amendment no. 1 on Form 10-K/A, for the year ended December 31, 2004;

       (ii) GECC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

       (iii) GECC's Current Report on Form 8-K filed on May 6, 2005. You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

THE COMPANY

       General Electric Capital Corporation was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric
Capital Services, Inc. ("GE Capital Services"), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Financing and services offered by us are diversified, a significant change from the original business of GECC, that is, financing distribution and sale of consumer and other GE Company products. GE Company manufactures few of the products financed by us.

       We operate in four key  operating  segments:  GE Commercial  Finance,  GE
Consumer Finance, GE Insurance and GE Equipment and Other Services. These operations are subject to a variety of regulations in their respective jurisdictions.

       Our services are offered primarily within the United States, Canada, Europe and the Pacific Basin. GECC's principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600 (telephone number (203) 357-4000). At December 31, 2004, our employment totaled approximately 76,300.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                               THREE MONTHS
                                                                  ENDED
                  YEAR ENDED DECEMBER 31,                     MARCH 31, 2005
    -------------------------------------------------------   --------------
                2001        2002        2003        2004
    2000     (RESTATED)  (RESTATED)  (RESTATED)  (RESTATED)
    ----        ----        ----        ----        ----
    1.52        1.73        1.66        1.86        1.89           1.74


            CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                               THREE MONTHS
                                                                  ENDED
                  YEAR ENDED DECEMBER 31,                     MARCH 31, 2005
    -------------------------------------------------------   --------------
                2001        2002        2003        2004
    2000     (RESTATED)  (RESTATED)  (RESTATED)  (RESTATED)
    ----        ----        ----        ----        ----
    1.50        1.71        1.65        1.85        1.88           1.73

       For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

       Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we will use for financing our operations. We can conduct additional financings at any time.

                              PLAN OF DISTRIBUTION

       We may sell our securities through agents, underwriters, dealers or directly to purchasers.

       We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will

       o  pay to the agent, in our prospectus supplement.

       o Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

       o Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

       We may use an underwriter or underwriters in the offer or sale of our securities.

       o If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

       o We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

       o The underwriters will use our prospectus supplement to sell our securities.

       We may use a dealer to sell our securities.

       o If we use a dealer, we, as principal, will sell our securities to the dealer.

       o The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

       o We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

       We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

       We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

       We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

       o If we used delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

       o  These  delayed  delivery   contracts  will  be  subject  only  to  the
          conditions that we set forth in the prospectus supplement.

       o We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

       Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither the support obligations nor the interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

NASD REGULATIONS

       GECC Markets Group, Inc. is an affiliate of GECC and may participate as an underwriter in the distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as GECC Capital Markets Group, Inc. distributes an affiliated company's securities. As a result, we will conduct any offering in which GECC Capital Markets Group, Inc. acts as an underwriter in compliance with the applicable requirements of Rule 2720.

       The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering. All post-effective amendments or prospectus supplements disclosing the actual price and selling terms of each offering of the securities will be submitted to the NASD Corporate Financing Department at the same time they are filed with the SEC. The NASD Corporate Financing Department will be advised if, subsequent to the filing of any offering of the securities, any of our 5% or greater shareholders is or becomes an affiliate or associated person of an NASD member participating in the distribution of such securities. All NASD members participating in offerings of the securities understand the requirements that have to be met in connection with SEC Rule 415 and Notice to Members 88-101.

SECURITIES OFFERED

       Using this prospectus, we may offer senior or subordinated debt securities (collectively, the "debt securities"), warrants to purchase debt securities, variable cumulative preferred stock and preferred stock. In addition, we may issue guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including interests therein. We registered these securities with the SEC using a "shelf" registration statement. This "shelf" registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

       The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement.

       The senior debt securities will be issued pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001 and a Third Supplemental Indenture dated November 22, 2002 and pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A., dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the "senior indentures"). The subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture to be entered into between us and JPMorgan Chase Bank, N.A. (the "subordinated indenture" and, together with the senior indentures, the "indentures"). None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.

       In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are led as exhibits to the registration statement.

       The prospectus supplement will specify the following terms of such issue of debt securities:

       o the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;

       o the percentage of their principal amount at which the debt securities will be issued;

       o  the date or dates on which the debt securities will mature;

       o  whether   the  debt   securities   will  be  senior  or   subordinated
          obligations;

       o if the debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

       o any deletions or modifications of or additions to the Events of Default described below or the covenants of GECC set forth in the applicable indenture;

       o the currency, currencies or currency units in which we will make payments on the debt securities;

       o the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

       o the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

       o the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

       o  the exchanges, if any, on which the debt securities may be listed;

       o the trustee under the indenture pursuant to which the debt securities are to be issued. (Sections 2.02 and 2.02A. Section references refer to the sections in the applicable indenture.); and

       o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

       Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10).

       Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any Federal income tax consequences and other special considerations applicable to discounted debt securities.

       The indentures do not contain any provisions that:

       o  limit our ability to incur indebtedness, or

       o provide protection in the event GE Company, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

       Claims of our subsidiaries' creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the debt securities. The debt securities, therefore, will be effectively subordinated to creditors, including trade creditors of our subsidiaries.

PAYMENT AND TRANSFER

       Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register.

       Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

       Neither GECC nor the Trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

GLOBAL NOTES, DELIVERY AND FORM

       We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. We will deposit each Global Note with a depositary (a "Depositary") or with a nominee for a Depositary identified in the applicable prospectus supplement. We will register each Global Note in the name of such Depositary or nominee. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

       The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

MODIFICATION OF THE INDENTURES

       In general, our rights and obligations and the rights of the holders under the above-referenced indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 10.02 of each indenture provides that, unless each affected holder agrees, we cannot

       o make any adverse change to any payment term of a debt security such as:

       o  extending the maturity date;

       o extending the date on which we have to pay interest or make a sinking fund payment;

       o  reducing the interest rate;

       o  reducing the amount of principal we have to repay;

       o changing the currency in which we have to make any payment of principal premium or interest;

       o modifying any redemption or repurchase right to the detriment of the holder; and

       o  impairing any right of a holder to bring suit for payment;

o reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

o make any change to the section of the indenture relating to waivers of any past default; and

o  make any change to Section 10.02.

       However, if we and the Trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

EVENTS OF DEFAULT

       Each indenture defines an "Event of Default" with respect to any series of debt securities as any of the following:

       o default in any payment of principal or premium, if any, on any debt security of such series;

       o default for 30 days in payment of any interest, if any, on any debt security of such series;

       o default in the making or satisfaction of any sinking fund payment or analogous obligation on the debt securities of such series;

       o default for 60 days after written notice to GECC in performance of any other covenant in respect of the debt securities of such series contained in such indenture;

       o a default, as defined, with respect to any other series of debt securities outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that the resulting Event of Default with respect to such series of debt securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or

       o certain events involving bankruptcy, insolvency or reorganization. (Section 6.01).

       Each indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

       The senior indentures provide that if any Event of Default occurs and is continuing with respect to any series of senior debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such senior debt securities to be due and payable immediately. The subordinated indenture provides that (i) if an Event of Default arising from a breach of our covenants and agreements with respect to merger, sale or conveyance or certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to any series of subordinated debt securities or (ii) when no "senior indebtedness" as defined below under "Subordinated Debt Securities" is outstanding, if an Event of Default specified in (i) above or any other Event of Default occurs with respect to a series of subordinated debt securities, then, in either case, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such debt securities then outstanding. The holders of a majority in aggregate principal amount of such debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the debt securities of such series. (Sections 6.01 and 6.07).

       Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the debt securities of such series. However, the Trustee may decline to act if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07).

SENIOR DEBT SECURITIES

       The senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

SUBORDINATED DEBT SECURITIES

       The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 14.01 of subordinated indenture).

       The subordinated indenture defines "senior indebtedness" to mean:

       o the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities and any deferrals, renewals or extensions thereof;

       o obligations arising from any guaranty, letter of credit or similar credit enhancement; and

       o obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements.

       However, the term "senior indebtedness" will not include:

       o any liability for Federal, state, local or other taxes owed or owing by us;

       o any accounts payable or other liability to trade creditors (other than those obligations referenced in the last two bullet points under the definition of "senior indebtedness" above) arising in the ordinary course of business, including instruments evidencing those liabilities;

       o any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or

       o  any obligations with respect to any capital stock.

       We use the term "indebtedness for money borrowed" to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

       There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

       Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

       o  any senior indebtedness is not paid when due, or

       o the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

       In addition, while any senior indebtedness is outstanding, subordinated debt securities can only be accelerated in the event of an Event of Default arising from a breach of our covenants and agreements with respect to merger, sale or conveyance and certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

       In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. (Section 14.02 of subordinated indenture).

       If a distribution is made to holders of subordinated debt securities that, due to the subordinated provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of subordinated indenture).

       As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

CONCERNING THE TRUSTEE

       JPMorgan Chase Bank, N.A. acts, or will act, as the case may be, as Trustee under (i) an Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, and a Third Supplemental Indenture with us dated November 22, 2002, (ii) an Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture to be entered into with us, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of October 1, 1991, as amended and supplemented. JPMorgan Chase Bank, N.A. also acts as Trustee under certain other indentures with us. A number of our series of senior unsecured notes are presently outstanding under each of the indentures referred to in clauses (i), (ii), (iv) and (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii) and (iii) above.

       GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A. and its affiliates in their ordinary course of business.

                            DESCRIPTION OF WARRANTS

GENERAL

       We may issue warrants to purchase debt securities under this prospectus either alone or together with debt securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between GECC and a banking institution organized under the laws of the United States or a state. A form of warrant agreement was filed as an exhibit to the Registration Statement.

       The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a debtholder and is not entitled to any payments on any debt securities issuable upon exercise of the warrants.

       We may issue warrants in one or more series. The prospectus supplement accompanying this prospectus relating to the particular series of warrants will contain terms of the warrants, including:

       o  the title and the aggregate number of warrants;

       o  the debt securities for which each warrant is exercisable;

       o  the date or dates on which such warrants will expire;

       o  the price or prices at which such warrants are exercisable;

       o  the currency or currencies in which such warrants are exercisable;

       o the periods during which and places at which such warrants are exercisable;

       o  the terms of any mandatory or optional call provisions;

       o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

       o  the identity of the warrant agent; and

       o  the exchanges, if any, on which such warrants may be listed.

EXERCISE OF WARRANTS

       You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward notes to you in authorized denominations. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

                       DESCRIPTION OF THE PREFERRED STOCK

GENERAL

       Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

       As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

       o  4,166,000 shares of Common Stock, par value $14.00 per share,

       o 33,000 shares of Variable Cumulative Preferred Stock, par value $100 per share, and

       o  750,000 shares of Preferred Stock, par value $.01 per share.

       IN ORDER TO DISTINGUISH BETWEEN OUR TWO CLASSES OF PREFERRED STOCK, WE WILL REFER TO THE FIRST CLASS OF OUR PREFERRED STOCK AS "VARIABLE CUMULATIVE PREFERRED STOCK" AND TO THE SECOND CLASS AS OUR "SECOND CLASS OF PREFERRED STOCK". WHEN WE REFER TO BOTH CLASSES WE USE THE PHRASE "PREFERRED STOCK." 3,985,403 shares of Common Stock and 26,000 shares of Variable Cumulative Preferred Stock are presently outstanding. There are no shares of our second class of preferred stock currently outstanding. Each Series of Variable Cumulative Preferred Stock ranks equally with each other Series of Variable Cumulative Preferred Stock as to dividend and liquidation preference.

       We will describe the particular terms of any series of preferred stock being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

       o  the designation, number of shares and stated value per share;

       o  the amount of liquidation preference;

       o the initial public offering price at which shares of such series of preferred stock will be sold;

       o the dividend rate or rates (or method of determining the dividend rate);

       o the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

       o  any redemption or sinking fund provisions;

       o  any voting rights;

       o  any conversion or exchange provisions;

       o any provisions to issue the shares of such series as depositary shares evidenced by depositary receipts; and

       o any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

       If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

       We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

DIVIDEND RIGHTS

       If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

       In particular, the dividend payment dates on the Variable Cumulative Preferred Stock will be the last day of each dividend period, regardless of its length, and, in the case of dividend periods of more than 99 days, on the following additional dates:

       o  if such Dividend Period is from 100 to 190 days, on the 91st day;

       o if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days;

       o if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and

       o if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year.

       In the event a dividend payment date falls on a day that is not a business day, then the dividend payment date shall be the business day next succeeding such date. After the initial dividend period, each subsequent dividend period will begin on a dividend payment date and will end 49 days later. However, we may elect subsequent dividend periods that are longer than 49 days. We will notify you of any such election and follow the procedures that will be set forth in a prospectus supplement for the series of Variable Cumulative Preferred Stock. After the initial dividend period, the dividend rates on the Variable Cumulative Preferred Stock will be determined pursuant to an auction method, subject to any maximum or minimum interest rate, which will be described in the prospectus supplement relating to such series of Variable Cumulative Preferred Stock.

       The dividend payment dates and the dividend periods with respect to our second class of preferred stock will be described in the prospectus supplement relating to such series of our second class of preferred stock.

       We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless

       o full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock and

       o we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

       In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

LIQUIDATION RIGHTS

       In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

VOTING RIGHTS

       Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

       The holders of Variable Cumulative Preferred Stock are not entitled to vote except as required by law or as set forth in a prospectus supplement. However, we may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least 66 2/3% of the total number of shares of such series.

       With respect to our second class of preferred stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our second class of preferred stock shall be in arrears, the holders of each series of our second class of preferred stock, voting separately as a class with all other holders of preferred stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our second class of preferred stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

       We may not take certain actions without the consent of at least 66 2/3% of the shares of our second class of preferred stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

       o create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our second class of preferred stock (other than a series which has no right to object to such creation); or

       o alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our second class of preferred stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our second class of preferred stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our second class of preferred stock at the time outstanding.

       The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

REDEMPTION

       The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

       If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

       We may redeem the shares of any series of Variable Cumulative Preferred Stock out of legally available funds therefore, as a whole or from time to time in part:

       o on the last day of any dividend period at a redemption price of $100,000 per share, plus accumulated and unpaid dividends to the date fixed for redemption; and

       o in the case of shares of Variable Cumulative Preferred Stock with a dividend period equal to or more than two years, on any dividend payment date for such shares at redemption prices (but not less than $100,000 per share) determined by us prior to the commencement of such dividend period plus accumulated and unpaid dividends to the date set forth for redemption.

CONVERSION RIGHTS

       No series of preferred stock will be convertible into our common stock.


            DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

GENERAL

       Support obligations issued under this prospectus may include guarantees, letters of credit and promissory notes or loan obligations that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder's primary security afforded by the related support obligation.

       The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement.

       Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. Neither the Support Indenture (as defined hereinafter) (with respect to promissory notes and loan obligations) nor any other document or instrument (with respect to other forms of support obligations) will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE Company, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

GUARANTEES

       Any guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

       The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

       We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

LETTERS OF CREDIT

       The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

       Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

       The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

PROMISSORY NOTES OR LOAN OBLIGATIONS

       We may incur underlying indebtedness from time to time to an issuer of primary securities, such indebtedness to be evidenced by promissory notes, loan agreements or other evidences of indebtedness. The purpose of issuing any such promissory note, loan agreement or other indebtedness will be to enable us, directly or indirectly, to provide funds for payment of the primary securities by means of our repayment obligation as evidenced by the promissory note, loan agreement or other indebtedness. The promissory notes, loan agreements or other indebtedness will provide that only the issuer of the primary securities to which such promissory notes, loan agreements or other indebtedness relate or the issuer's assignee will be entitled to enforce such promissory notes, loan agreements or other indebtedness against us. Holders of the relevant primary securities will not have any third party beneficiary or other rights under, or be entitled to enforce, the relevant promissory notes, loan agreements or other indebtedness. The terms and provisions of any such note, loan agreement or other indebtedness, including principal amount, provisions or interest and premium, if applicable, maturity, prepayment provisions, if any, and identity of obligee, will be described in the applicable prospectus supplement.

INDENTURE FOR CERTAIN SUPPORT OBLIGATIONS

       Obligations that are issued in the form of promissory notes or loan obligations, and the related interests, may be issued under an indenture, dated as of June 3, 1994, between us and JPMorgan Chase Bank, N.A. as successor
trustee  (the  "Support  Obligation  Trustee"),   as  supplemented  by  a  First
Supplemental Indenture dated as of February 1, 1997 and a Second Supplemental Indenture dated as of July 2, 2001 (the "Support Indenture"). To the extent that the following disclosure summarizes certain provisions of the indenture, such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Support Indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

       The following is a summary of certain provisions which will apply to any promissory notes or loan obligations issued pursuant to the Support Indenture.

       MODIFICATION: In general, our rights and obligations and the rights of the holders under the indenture may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding support obligations of each series affected by the modification consent to it. However, Section 10.2 of the Support Indenture provides that, unless each affected holder agrees, we cannot:

       o change the character of any support obligation from being payable other than as provided in any related support obligation agreement;

       o  reduce the principal amount of a support obligation;

       o change the currency in which we have to make payment on a support obligation to a currency other than United States dollars; or

       o reduce the percentage of the aggregate principal amount of support obligations needed to make any amendment to the indenture.

       However, if we and the Support Obligation Trustee agree, we can amend the Support Indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

       EVENT OF DEFAULT: Any event of default with respect to any series of support obligations issued pursuant to the Support Indenture is defined in the Support Indenture as being (a) a default in any payment of principal or premium, if any, or interest on any support obligation of such series in accordance with the terms of the related credit support agreement or
(b) any other event of default as defined in the related credit support agreement to the extent specifically identified pursuant to Section 2.2 of the Support Indenture. (Section 6.1). The Support Indenture requires us to deliver to the Support Obligation Trustee annually a written statement as to the presence or absence of certain Defaults under the terms thereof. (Section 4.4). No event of default with respect to a particular series of support obligations under the Support Indenture necessarily constitutes an event of default with respect to any other series of support obligations issued thereunder or other series of support obligations not entitled to the benefits of the Support Indenture.

       The Support Indenture provides that during the continuance of an event of default with respect to any series of support obligations issued pursuant to the Support Indenture, either the Support Obligation Trustee or the holders of 25% in aggregate principal amount of the outstanding support obligations of such series and the interests of such series (voting together as a single class) may declare the principal of all such support obligations to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such support obligations then outstanding. The Support Indenture provides that past defaults with respect to a particular series of support obligations issued under the Support Indenture (except, unless theretofore cured, a default in payment of principal of, or interest on any of the support obligations of such series) may be waived on behalf of the holders of all support obligations of such series by the holders of a majority in principal amount of such support obligations then outstanding. (Sections 6.1 and 6.7).

       Subject to the provisions of the Support Indenture relating to the duties of the Support Obligation Trustee in case an event of default with respect to any series of support obligations issued pursuant to the Support Indenture shall occur and be continuing, the Support Obligation Trustee shall be under no obligation to exercise any of its rights or powers under the Support Indenture at the request, order or direction of any holders of support obligations of any series issued thereunder unless such holders shall have offered to the Support Obligation Trustee reasonable indemnity. (Section 6.4). Subject to such indemnification provision, the Support Indenture provides that the holders of a majority in principal amount of the support obligations of any series issued pursuant to the Support Indenture and the interests of such series (voting together as a single class) thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Support Obligation Trustee, or exercising any trust or power conferred on the Support Obligation Trustee with respect to the support obligations of such series, provided that the Support Obligation Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.7).

CONCERNING THE SUPPORT OBLIGATION TRUSTEE

       JPMorgan Chase Bank, N.A., as successor to Mercantile-Safe Deposit and Trust Company, acts as Support Obligation Trustee under the Support Indenture. JPMorgan Chase Bank, N.A., also acts as Trustee under several other indentures with us, pursuant to which a number of series of unsecured notes of ours are presently outstanding.

       GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A., and its affiliates in their ordinary course of business.

                                 LEGAL OPINIONS

       Unless otherwise specified in the prospectus supplement accompanying this prospectus, Alan M. Green, General Counsel, Corporate Treasury and Assistant Secretary of GECC will provide an opinion for us regarding the validity of the securities and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 will provide an opinion for the underwriters, agents or dealers. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company's common stock.

                                    EXPERTS

       The consolidated financial statements and schedule of GECC as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated herein by reference from GECC's Annual Report on Form 10-K/A for the year ended December 31, 2004 have been so incorporated by reference herein in reliance upon the reports, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

       The report of KPMG LLP on the financial statements and schedule dated February 11, 2005, except as to the restatement discussed in note 1 to the consolidated financial statements which is as of May 5, 2005, refers to a restatement of the consolidated financial statements.

       The report of KPMG LLP on the financial statements and schedule refers to a change in 2004 and 2003 in the method of accounting for variable interest entities and a change in 2002 in the method of accounting for goodwill and other intangible assets.

       The report of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which is dated February 11, 2005, except as to the fourth paragraph of Management's Annual Report on Internal Control over Financial Reporting (as restated), which is as of May 5, 2005, expresses an opinion that General Electric Capital Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: a failure to ensure the correct application of Statement of Financial Accounting Standards No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.

                      [This Page Intentionally Left Blank]

[This Page Intentionally Left Blank]

[GRAPHIC OMITTED]

GE CAPITAL

$14,651,734,000

INTERNOTES


Prospectus Supplement
May 17, 2005

[GE CAPITAL LOGO]

----------------------------------------------






----------------------------------------------


     [GE CAPITAL LOGO]
----------------------